Exhibit 10.1

EXECUTION VERSION

BITCOIN CUSTODIAL AGREEMENT

March 3, 2017

among

Bitcoin Investment Trust,

Grayscale Investments LLC,

and

Xapo, Inc.

i

CUSTODIAL AGREEMENT

This AGREEMENT (the “Agreement”) is entered into as of this 7th day of August, 2015 among Bitcoin Investment Trust, a Delaware statutory trust (the “Trust”), Grayscale Investments LLC, a Delaware Limited Liability Company, as sponsor to the Trust (the “Sponsor”), and Xapo, Inc., a Delaware corporation (“Xapo”). This Agreement sets forth the terms and conditions pursuant to which Xapo is to act as a custodian for bitcoins for Account Holder.

RECITALS

A.	WHEREAS, Xapo provides bitcoin custody services whereby it holds bitcoins on behalf of customers;

B.	WHEREAS, the Trust issues securities to investors who wish to gain economic exposure to bitcoins without procuring and securing their own bitcoins; and

C.	WHEREAS, Account Holder wishes to be provided with bitcoin custody services, and Xapo is willing to provide such bitcoin custody services to Account Holder on the terms and subject to the conditions contained in this Agreement;

NOW THEREFORE, in consideration of the mutual promises herein contained, Account Holder and Xapo hereby agree:

1.	Definitions.

(a)    “Account Holder” means, as context requires, the Sponsor (acting on behalf of or for the benefit of the Trust), the Trust, or both.

(b)    “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

(c)    “Authorized Person” means an employee or officer of the Account Holder who has been designated by Account Holder via Xapo’s Services to be an authorized party of Account Holder to access and use the Account, including to send Xapo bitcoins for deposit into the Account and withdraw bitcoins from such Account under this Agreement. Such persons will continue to be Authorized Persons of Account Holder until such time as Xapo receives Instructions via Xapo’s Services from Account Holder that any such person is no longer an Authorized Person of Account Holder. Account Holder shall ensure that any person designated as an Authorized Person is an employee or officer of Account Holder, and shall promptly notify Xapo via Xapo’s Services when it has determined that an Authorized Person shall no longer be an Authorized Person.

(d)    A “Beneficiary” shall include any purchaser of any securities issued by the Trust, and shall also include the Sponsor.

(e)    “Bitcoin Network” means the decentralized peer-to-peer payment network used to transfer bitcoins.

(f)    “BitLicense Rule” means the rule issued by the New York Department of Financial Services to regulate entities engaged in virtual currency business activity, codified at 23 NYCRR Part 200, as amended from time to time.

(g)    “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

(h)    “Change of Control” means:

(i)    the merger or consolidation of Xapo with or into another Person or the merger of another Person with or into Xapo, or the sale of all or substantially all the assets of Xapo to another Person, unless holders of a majority of the aggregate voting power of the outstanding equity securities of Xapo, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the outstanding equity securities of the surviving or transferee Person; or

(ii)    any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the total voting power of the outstanding equity securities of Xapo.

(i)    “Custodial Coins” means those bitcoins held by Xapo in the Account (as defined herein).

(j)    “Eastern Time” means local time in New York, New York.

(k)    “Effective Date” means August 7, 2015.

(l)    “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

(m)    “Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Xapo believes in good faith to have been given by an Authorized Person.

(n)    “Lien” means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

(o)    “Location” means, with respect to any Custodial Coins, (1) for purposes of court jurisdiction, the jurisdiction in which the Account Holder and Xapo deem such Custodial Coins to be present, and (2) also the physical location of the private keys required to transfer such Custodial Coins as stored on one or more servers, hard drives, or other media physically present in such location (and in the case of any such bitcoins that are secured by m-of-n private keys (“multi-sig protected bitcoins”), the physical location of at least one private key or private keys for all of such multi-sig protected bitcoins as stored on one or more servers, hard drives or other media physically present in such location).

(p)    “Material Adverse Effect” means a material adverse effect on:

(i)    the financial condition, business, assets, results of operations or prospects of, as context requires, Xapo, the Sponsor, or the Trust;

(ii)    Xapo’s safekeeping of the Custodial Coins; or

(iii)    Xapo’s ability to provide the services contemplated by this Agreement.

(q)    “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

(r)    “Security Procedure” means a security procedure created by Xapo with best efforts to be followed:

(i)    by the Trust or the Sponsor, as applicable, upon the issuance of an Instruction by Xapo via Xapo’s Services; or

(ii)    by Xapo upon the receipt of an Instruction from the Trust or the Sponsor, as applicable, via Xapo’s Services so as to enable Xapo to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time with respect to the services to be provided pursuant to this Agreement, or as otherwise agreed in writing by the parties.

A Security Procedure may involve, without limitation, the use of algorithms, codes, passwords, encryption or telephone call-backs.

(s)    “Taxes” means all taxes, assessments, deductions, withholdings (including backup withholding), duties and other governmental charges, including any interest or penalty with respect thereto.

(t)    “Terms and Policies” means Xapo’s Terms of Use (available at www.xapo.com/terms), Privacy Policy (available at www.xapo.com/privacy), Developer

Terms (available at developers.xapo.com/terms), and any other terms, policies or contracts that appear now or in the future on Xapo’s or Xapo’s affiliates’ websites or software and are intended to govern the relationship between Xapo and/or its affiliates, on the one hand, and customers of Xapo and/or its affiliates, on the other hand. Terms and Policies does not include this Agreement.

(u)    “Trust AP” means a Person that is an “Authorized Participant” of the Trust within the meaning of an authorized participant agreement between such Person and the Trust.

(v)    “Vault Withdrawal Timeframes” means (i) 48 hours after Xapo’s receipt of Account Holder’s valid withdrawal request received via Xapo’s Services from 8:30 a.m. Eastern Time on Monday through 6:00 p.m. Eastern Time on Friday, and (ii) 72 hours after Xapo’s receipt of a valid withdrawal request from 6:00 p.m. Eastern Time on Friday through 8:30 a.m. Eastern Time on Monday.

(w)    “Xapo Debit Card” means any debit card linked with Account Holder’s Xapo Wallet (as defined herein).

(x)    “Xapo’s Services” means those custodial services provided by Xapo to Account Holder under this Agreement via the Xapo Web site and offline storage facilities, including, without limitation, the Wallet, the Vault and the Account (as defined herein).

2.	Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Appendices and Schedules are to Articles, Sections, Exhibits, Appendices and Schedules of this Agreement unless otherwise specified. All Exhibits, Appendices and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Appendix or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

3.	Custodial Relationship.

(a)    Account Holder shall use Xapo’s Services to request the establishment, and Xapo shall thereby establish and maintain a Xapo wallet account (the “Wallet”) and vault account (the “Vault,” and together with the Wallet and any subaccounts associated therewith, the “Account”) in the name of Account Holder.

(b)    Xapo hereby acknowledges and agrees that it is a custodian of the bitcoins stored by Account Holder in the Account, and that Xapo has no right, interest, or title in such Custodial Coins. Xapo further represents that it does not engage in any fractional reserve banking and, as such, none of the Custodial Coins will be used by Xapo in connection with any loan, hypothecation, Lien or claim of (or by) Xapo or otherwise transferred or pledged to any third party. Xapo hereby confirms that the Custodial Coins do not constitute an asset on the balance sheet of Xapo and that the Custodial Coins will at all times be identifiable in Xapo’s database as being stored in the Account on behalf of Account Holder.

4.	Standard of Care.

(a)    Xapo will use best efforts in performing its obligations under this Agreement.

(b)    Subject to Section 20 of this Agreement, Xapo shall be liable to Account Holder for the loss of any Custodial Coins to the extent that Xapo caused , even if Xapo meets its duty of exercising best efforts. “Loss” for the purposes of this Section 4(b) means:

(i)    that Account Holder is not able to timely withdraw Custodial Coins from the Account, according to Section 7; or

(ii)    at any time the Account does not hold the bitcoins that had been (1) sent via Xapo’s Services by Authorized Persons pursuant to this Agreement and received by Xapo or (2) duly sent via Xapo’s Services by Authorized Persons pursuant to this Agreement but not received because of a failure caused by Xapo or Xapo’s Services.

(c)    Xapo will be entitled to rely on, and may act upon the advice of, legal counsel and accountants (who may also be advisors to Account Holder), in each case nationally recognized and with expertise in the relevant area, in relation to matters of law, regulation or market practice, and shall not be liable to Account Holder under this Agreement for any action taken or omitted pursuant to such advice, provided that Xapo has acted in good faith and with best efforts.

5.	Representations, Warranties and Covenants.

(a)    Xapo represents, warrants and covenants that:

(i)    it is duly organized and existing under the laws of Delaware, validly existing and in good standing under the laws of its jurisdiction of incorporation,

has all corporate powers required to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary;

(ii)    it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(iii)    the execution, delivery and performance by Xapo of this Agreement and the provision of the services contemplated hereby are within Xapo’s corporate powers and have been duly authorized by all necessary corporate action on the part of Xapo. This Agreement constitutes a valid and binding agreement of Xapo enforceable against Xapo in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or regulation or of the articles of incorporation or other documents under which Xapo is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Xapo;

(iv)    it is not, and is not engaged in, any activities that would require it to be, registered or licensed with any United States federal government or agency as a depository or trust institution, or with the U.S. Commodity Futures Trading Commission or the U.S. Securities and Exchange Commission;

(v)    it is duly registered as a Money Services Business with the U.S. Department of the Treasury Financial Crimes Enforcement Network, and is duly licensed under the money transmitter regime or virtual currency business activity regime in each U.S. state (other than New York State) that requires Xapo to have such a license in order to fully and timely provide Xapo’s Services to Account Holder under this Agreement;

(vi)    it will submit a complete application to the New York State Department of Financial Services to be licensed under the BitLicense Rule by the August 8, 2015 deadline, and will use best efforts to ensure that its grace period does not lapse (i.e., the time between August 8, 2015 and the date on which the NYDFS grants or denies a license or on which Xapo must otherwise cease its activities involving New York) and otherwise to secure a license; if Xapo’s grace period lapses or its application is denied, Xapo shall notify Account Holder immediately, and Account Holder shall have the option to terminate this Agreement immediately. If Xapo is granted a BitLicense, it shall thereafter continue to be duly licensed in New York State under the BitLicense Rule;

(vii)    other than those licenses and registrations discussed in Sections (v)5(a)(v) and (vi), it has and shall maintain any material necessary consents, permits, licenses, approvals, authorizations or exemptions of any government or other regulatory authority or agency in the United States or any other Country required to fully and timely provide Xapo’s Services to Account Holder under this Agreement;

(viii)    beneficial and legal ownership of all Custodial Coins is, and shall remain, freely transferable without the payment of money or value and that, subject to any rights it may have as a Beneficiary, Xapo has no ownership interest in the Custodial Coins;

(ix)    it waives any right of Lien, pledge, retention or set-off or similar right it may have under any provision of law, regulation or contract with respect to the Custodial Coins;

(x)    it shall comply with Delaware law, regulations and orders, as well as the guidelines, regulations and orders of the applicable local tax, or other competent authorities; and

(xi)    none of the documents or information delivered to Account Holder in connection with the services contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

(b)    Account Holder represents, warrants and covenants that:

(i)    it has full power to execute and deliver this Agreement and to perform all the duties and obligations to be performed by it under this Agreement;

(ii)    the execution, delivery and performance by Account Holder of this Agreement are within Account Holder’s corporate powers and have been duly authorized by all necessary corporate action on the part of Account Holder. This Agreement constitutes a valid and binding agreement of Account Holder enforceable against Account Holder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity) and does not contravene, or constitute a default under, any provision of Applicable Law or regulation or of the articles of incorporation or other documents under which Account Holder is organized or of any agreement, judgment, injunction, order, decree or other similar instrument binding upon Account Holder;

(iii)    it is not an entity that is, an entity owned or controlled by any person or entity that is, or conducting any activities on behalf of any person or entity that is (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over Xapo or Xapo’s Services with respect to U.S. sanctions laws; (ii) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject of U.S. economic sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, or Syria; and

(iv)    it has all rights, title and interest in and to the Custodial Coins as necessary for Xapo to perform its obligations under this Agreement.

(c)    Notification of Adverse Change. Xapo shall immediately notify Account Holder if, at any time after the date of this Agreement, any of the representations, warranties and covenants made by Xapo under this Agreement fail to be true and correct as if made at and as of such time. Xapo shall describe in reasonable detail the representation, warranty or covenant affected, the circumstances giving rise to such failure and the steps Xapo has taken or proposes to take to rectify such failure.

6.	Duties and Obligations of Xapo.

The duties and obligations of Xapo shall include the following:

(a)    Safekeeping of Custodial Coins. Xapo shall use best efforts to keep in safe custody on behalf of Account Holder all Custodial Coins received by Xapo. All Custodial Coins credited to the Account shall:

(i)    be held in the Account at all times, and the Account shall be controlled by Xapo or on behalf of Xapo by a wholly-owned subsidiary of Xapo Holdings, Ltd. other than Xapo at all times (any party other than Xapo performing services under this agreement shall be held to the standard of care under Section 4 and Xapo shall by liable by a breach of this standard of care by any such party);

(ii)    be labeled or otherwise appropriately identified as being held for Account Holder;

(iii)    be held in the Account on a non-fungible basis;

(iv)    not be commingled with other bitcoins held by Xapo, whether held for Xapo’s own account or the account of other Persons other than Account Holder;

(v)    not without the prior written consent of Account Holder be deposited or held with any third-party depositary, custodian, clearance system or wallet;

(vi)    not be subject to loss due to Location in jurisdictions that present an elevated risk of hostile regulatory treatment and social, economic or political unrest; and

(vii)    for any Accounts maintained by Xapo on behalf of Account Holder, Xapo will use best efforts to keep the private key or keys secure, and will not disclose such keys to Account Holder or to any other individual or entity except to the extent that any keys or keys are disclosed consistent with a standard of best efforts and as part of a multiple signature solution that would not result in the Trust or Sponsor “storing, holding, or maintaining custody or control of” the bitcoins within the meaning of the BitLicense Rule or similar law or regulation in a manner that would require the Trust or Sponsor to become licensed under such law or regulation.

(b)    Self-Insurance.

(i)    Xapo agrees that it will at all times own and store offline Bitcoins (the “Reserve Coins”) in an amount not less than the amount of Bitcoins that Xapo holds online at any time, and that the Reserve Coins will be made available to insure and satisfy any obligations Xapo may have to Account Holder arising under this Agreement.

(c)    Record Keeping. Xapo shall keep appropriate records regarding Xapo’s Services. All records maintained pursuant to this Section 6(c) shall be retained by Xapo for such period as required by Applicable Law, but in no event for less than seven years, after which retention of such records shall be at Xapo’s discretion.

(d)    Annual Certificate and Report.

(i)    Upon request of Account Holder, which request shall occur no more than once per calendar year, Xapo shall deliver to Account Holder a certificate signed by a duly authorized officer, which certificate shall:

(A)    certify that Xapo has complied, and is in compliance currently, with the provisions of this Agreement during the preceding calendar year; and

(B)    certify that the representations and warranties of Xapo contained in this Agreement are true and correct on and as of the date of such certificate, and have been true and correct throughout the preceding year.

(ii)    No more than once per calendar year, Account Holder shall be entitled to request that Xapo produce or commission a new Services Organization Controls 1 report (“SOC 1 Report”), and promptly deliver to Account Holder a copy thereof within a reasonable term that shall not be less than 30 days. In the event that Xapo does not deliver a SOC 1 Report Account Holder shall be entitled to terminate this Agreement.

(e)    Inspection and Auditing.

(i)    Inspection and Auditing of Xapo. To the extent Xapo may legally do so, it shall permit Account Holder’s auditors or third-party accountants, upon reasonable notice, to inspect, take extracts from and audit the records maintained pursuant to Section 6(c), take such steps as necessary to verify that satisfactory internal control system and procedures are in place, and visit and inspect the systems on which the Custodial Coins are held, all at such times as Account Holder may reasonably request. Account Holder shall reimburse Xapo (A) for all reasonable expenses incurred in connection with this Section 6(e)(i), and (B) for reasonable time spent by Xapo’s employees or consultant in connection with this Section 6(e)(i) at reasonable hourly rates to be agreed upon by Account Holder and Xapo.

(ii)    Xapo Audit Reports. Xapo shall, as soon as reasonably practicable after receipt of any audit report prepared by its internal or independent auditors pursuant to Xapo’s annual audit or otherwise, provide Account Holder a copy of such report, and if such audit report reveals any material deficiencies or makes any material objections, furnish to Account Holder a report stating the nature of such deficiencies or such objections, and describing the steps taken or to be taken to remedy the same. Such audit report will be deemed Confidential Information of Xapo.

(f)    Attachment.

(i)    Xapo shall, and shall cause any agent acting on its behalf to, use best efforts to:

(A)    refuse to consent to any attachment of Custodial Coins or to any similar order or to any claim that would encumber the Custodial Coins in any manner;

(B)    resist any writ of attachment, similar order or claim that would encumber or affect the free transferability of any Custodial Coins in any relevant market; and

(C)    deny any request by a third party to transfer any Custodial Coins without the prior consent of Account Holder.

(ii)    Xapo shall give Account Holder immediate notice of the occurrence of any request, consent, writ, order or claim referred to in Section 6(f)(i) (unless such notice is prohibited by Applicable Law). Account Holder shall pay the reasonable expenses (including reasonable attorney’s fees or expenses) incurred by Xapo in connection with any action taken by it in accordance with this Section 6(f).

(g)    Location of Custodial Coins.

(i)    The Location of the Custodial Coins shall be the United States.

(ii)    Xapo shall acquire written approval of Account Holder prior to changing the Location of the Custodial Coins or of the records relating to such Custodial Coins, including to a different state.

(h)    Xapo agrees not to consummate a transaction that would constitute a Change of Control without providing at least 30 days written notice to Account Holder.

(i)    Xapo shall give Account Holder prompt notice there has been a Material Adverse Effect or if any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Such notice shall reasonably describe such change in business conduct, event, occurrence, development, or state of circumstances or facts.

7.	Account Service.

(a)    Account Holder shall be able to withdraw bitcoins from Account to another bitcoin account that is not maintained or controlled by Xapo; provided, however, that Account Holder will be able to withdraw bitcoins stored in the Vault within the Vault Withdrawal Timeframes. Except as set forth in Section 9(c) of this Agreement, Xapo shall not suspend Account Holder’s access to the Account, and any suspension of Account Holder’s access to the Account shall constitute a breach of this Agreement. However, Xapo may restrict access or use of the Account by any Authorized Person if, in Xapo’s good faith belief, such restriction is reasonably necessary to comply with Xapo’s anti-money laundering programs and policies or any requirements under Applicable Law, and would, except with respect to Account Holder’s actions that caused or contributed to such restriction, constitute a loss under Section 4(b).

(b)    Xapo shall provide to Account Holder such information as is necessary for Authorized Persons to make deposits to the Account.

(c)    Ordinary Course Deposits and Withdrawals.

In order to support Account Holder’s ordinary course deposits and withdrawals, which involve deposits from and withdrawals to bitcoin accounts owned by Trust APs, Xapo’s Services will allow Account Holder to receive a bitcoin address for deposits by Trust APs, and to initiate withdrawals to bitcoin addresses controlled by Trust APs. Xapo will use best efforts to design and put in place via Xapo’s Services a secure procedure to allow Account Holder to receive such addresses, and to facilitate such withdrawals.

(d)    Account Holder and Authorized Persons shall be able to access the Account via Xapo’s Services at all times, in order to check information about the Account, add bitcoins to the Account, withdraw bitcoins from the Wallet and initiate withdrawal of bitcoins from the Vault.

(e)    Xapo shall credit to the Account all bitcoins properly sent to Xapo via Xapo’s Services by Authorized Persons for the Account. Xapo shall notify Account Holder and the relevant Authorized Person(s) of such receipt of Custodial Coins and of such credit to the Account. Such credit shall be made on the same Business Day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5 p.m. Eastern Time may be processed on the next Business Day.

(f)    Xapo shall not allow withdrawals of any bitcoins from the Account except those withdrawals made by Authorized Persons. Xapo shall debit from the Account all bitcoins withdrawn by Authorized Persons from the Account. Xapo shall, via Xapo’s Services, notify Account Holder and the relevant Authorized Person(s) of such withdrawal and of such debit from the Account. Such debit shall be made on the same Business Day as the transaction is finalized by the Bitcoin Network, except that transactions finalized after 5 p.m. Eastern Time may be processed on the next Business Day; and, provided, however, that Account Holder will be able to withdraw bitcoins stored in the Vault within the Vault Withdrawal Timeframes.

8.	Use of Xapo’s Services.

Account Holder shall:

(a)    promptly notify Xapo of any unauthorized access, use or disclosure of Account Holder’s Account credentials, unauthorized access or use of the Account or any other breach of security, which such notification shall reasonably describe the issue at hand including the date, type of problem and part of the Xapo’s Services where Account Holder experienced that problem; and

(b)    ensure that Account Holder logs off from the Account at the end of each session and closes the Web browser used during such session when accessing Xapo’s Services.

9.	Prohibited Activities.

(a)    Account Holder agrees that Account Holder will not use Xapo’s Services to perform any type of illegal activity of any sort or take any action that negatively affects the performance of Xapo’s Services. Account Holder may not engage in any of the following activities via Xapo’s Services, nor may Account Holder help a third party in any such activity:

(i)    attempt to gain unauthorized access to Xapo’s Services or another user’s account;

(ii)    make any attempt to bypass or circumvent any security features;

(iii)    violate any law, statute, ordinance, or regulation;

(iv)    reproduce, duplicate, copy, sell or resell Xapo’s Services for any purpose except as authorized in this Agreement; or

(v)    engage in any activity that is abusive or interferes with or disrupts Xapo’s Services. Use of Xapo’s Services in connection with any transaction involving illegal products or services is prohibited.

(b)    The normal and/or expected usage by Account Holder of Xapo’s Services in order to receive the services contemplated by this Agreement shall not be considered to negatively affect the performance of Xapo’s Services or otherwise violate Section 9(a).

(c)    Xapo shall have the right to suspend Account Holder’s (or any Authorized Person’s) access to the Account in the event of any breach of Section 9(a) of this Agreement.

(d)    Account Holder shall remain fully responsible for any acts or omissions of its Authorized Persons and shall ensure that Authorized Persons comply with the terms of this Agreement.

10.	Limitation of Services.

For the avoidance of doubt, Account Holder shall not use:

(a)    Xapo’s Services in purchasing or selling bitcoins; or

(b)    a Xapo Debit Card.

11.	Verification; Transactions.

(a)    Account Holder and Custodian shall comply with any application Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded, except that Custodian shall exercise best efforts in fulfilling its duties under this Section 11(a).

(b)    Xapo shall, in all Bitcoin Network transactions executed in connection with Xapo’s Services as contemplated by this Agreement, exercise best efforts.

(c)    Xapo cannot and does not guarantee the value of bitcoins. Xapo does not control the Bitcoin Network and therefore is not responsible for the services provided by the Bitcoin Network – in particular, verifying and confirming transactions that are submitted to the Bitcoin Network. Furthermore, Xapo cannot cancel or reverse a transaction that has been submitted to the Bitcoin Network. Once a transaction request has been submitted to the Bitcoin Network via Xapo’s Services, Account Holder will subsequently not be able to cancel or otherwise modify Account Holder’s transaction request. Account Holder acknowledges and agrees that, to the extent Xapo did not cause or contribute to a loss Account Holder suffers in connection with any bitcoin transaction initiated via Xapo’s Services, Xapo shall have no liability for such loss. Xapo has no control over the Bitcoin Network and therefore does not ensure that any transaction request Account Holder submits to the Bitcoin Network via Xapo’s Services will be completed. Account Holder acknowledges and agrees that the transaction requests Account Holder submits via Xapo’s Services for completion on the Bitcoin Network may not be completed, or may be substantially delayed, by the Bitcoin Network and Xapo is not responsible for any delay or any failure of completion caused by the Bitcoin Network. When Account Holder completes a transaction request via Xapo’s Services, Account Holder authorizes Xapo to submit Account Holder’s transaction request to the Bitcoin Network in accordance with the instructions Account Holder provides via Xapo’s Services.

12.	Indemnification.

(a)    Xapo agrees to indemnify and hold harmless Account Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses) (collectively “Damages”) arising out of or caused by (whether directly or indirectly) a third-party claim relating to:

(i)    the nonperformance or misperformance by Xapo of its duties and obligations under this Agreement;

(ii)    Account Holder’s reasonable reliance on any representations or warranties made by Xapo under this Agreement that were or are in fact untrue; or

(iii)    the holding of the Custodial Coins by Xapo as contemplated by this Agreement, including any loss or damage caused by any act or omission of any employee of Xapo or any agent, representative or independent contractor engaged by Xapo, whether or not such act or omission occurred within the scope of his employment or engagement.

(b)    Account Holder agrees to indemnify and hold harmless Xapo from and against any and all Damages arising out of or caused by (whether directly or indirectly) a third-party claim relating to:

(i)    the nonperformance or misperformance by Account Holder of its duties and obligations under this Agreement; or

(ii)    Xapo’s reasonable reliance on any representations or warranties made by Account Holder under this Agreement that were or are in fact untrue.

13.	Liability of the Sponsor.

It is expressly understood and agreed by the parties hereto that:

(a)    this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it;

(b)    the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust;

(c)    nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto; and

(d)    under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

14.	Fees and Expenses.

Account Holder shall pay Xapo fees and expenses for its services as separately agreed to by Account Holder and Xapo, which fees and expenses Xapo may increase upon 60 days’ written notice to Account Holder. Account Holder shall pay such fees and expenses to Xapo within 30 days after the date of Xapo’s invoice.

15.	Termination.

(a)    This Agreement will commence on the Effective Date and will continue for one year, unless otherwise terminated as provided in this Section 15. After one year, this Agreement will automatically renew for successive one year periods, unless either party notifies the other of termination, in writing, in accordance with this Section 15.

(b)    This Agreement may be terminated by either party upon 60 days written notice to the other party.

(c)    Either party may terminate this Agreement at any time by written notice to the other party, effective immediately, or on such later date as may be specified in the notice, if:

(i)    any representation, warranty, certification or statement made by such other party under this Agreement, or pursuant to any certificate or document delivered pursuant to this Agreement, was or becomes incorrect in any material respect when made;

(ii)    such other party fails in any material respect to perform any of its obligations under this Agreement;

(iii)    such other party requests a postponement of maturity or a moratorium with respect to any indebtedness or is adjudged bankrupt or insolvent, or there is commenced against such other party a case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such other party files an application for an arrangement with its creditors, seeks or consents to the appointment of a receiver, administrator or other similar official for all or any substantial part of its property, admits in writing its inability to pay its debts as they mature, or takes any corporate action in furtherance of any of the foregoing, or fails to meet applicable legal minimum capital requirements;

(iv)    any Applicable Law, rule or regulation or any change therein or in the interpretation or administration thereof has or may have a Material Adverse Effect on:

(A)    Account Holder or the rights of Account Holder or any Beneficiary with respect to any services covered by this Agreement;

(B)    the quality or efficiency of Xapo’s Services provided by Xapo under this Agreement; or

(C)    Xapo’s ability to provide Xapo’s Services to Account Holder as required under this Agreement; or

(v)    a substantial change in the ownership or control, or a material adverse change in the financial condition, of the Trust or Xapo, as applicable, or in the ability of the Account Holder or Xapo, as applicable, to fulfill its responsibilities under this Agreement occurs.

(d)    Upon termination of this Agreement:

(i)    Xapo shall promptly upon Account Holder’s order deliver or cause to be delivered to Account Holder all Custodial Coins held or controlled by Xapo as of the effective date of termination, together with such copies of the records maintained pursuant to Sections 6(b)–(e) and as Account Holder requests;

(ii)    Account Holder shall, but only upon the performance by Xapo of its obligations under Section 15(c)(i), pay to Xapo all fees as set forth in the Agreement accrued to the date of such termination;

(iii)    the license granted to Account Holder to access and use Xapo’s Services under Section 17(b) shall terminate, and Account Holder (and its Authorized Persons) shall immediately discontinue all access and use of Xapo’s Services; and

(iv)    any such termination shall not affect any right or liability arising out of events occurring, or services delivered, prior to the effectiveness thereof.

16.	Confidentiality.

(a)    “Confidential Information” shall mean information designated by the parties to this agreement and their employees bound by a duty of confidentiality (together, the “Parties”) that is sensitive in the sole discretion of the Parties (including without limitation, information concerning any Beneficiary (including, without limitation, the identity of such Beneficiary, the fact that such Beneficiary is the beneficial owner of any Custodial Coins, any information concerning its securities or cash positions, any banking or other relationships between Xapo and such Beneficiary or any information from which any such information could be derived by a third party), the contents of any document or other information (including, without limitation, any information relating to, or transactions involving, Custodial Coins, trade secrets or other confidential commercial information), and information with respect to profit margins, product and brand costs and profit and loss information, price lists, unannounced prices, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, proposals, new products plans and non-public technology information, strategic alliances, promotional plans and advertising plans).

(b)    Access to Confidential Information shall be limited to the Parties and such Parties shall use the Confidential Information for purposes only in accordance with this Agreement. To this end, other than as provided herein, Parties shall prohibit distribution of Confidential Information to persons other than the Parties. Parties shall not use the Confidential Information in any manner that is detrimental to Parties, including, without limitation, to solicit or contact customers of Parties. For the avoidance of doubt, Parties include the employees, legal counsel, consultants, and other advisors who are bound by a duty of confidentiality by contract or otherwise.

(c)    Parties will preserve the confidential nature of Confidential Information that they receive pursuant to this Agreement. Parties shall not disclose any of the Confidential Information to any third party, unless required by law or court order, and, even then, the relevant party shall provide the other parties to this agreement at least ten (10) days’ notice prior to such required disclosure under the law or court order, provided, however, that if the pertinent law or court order does not permit at least ten days’ notice, then the relevant party shall provide as much notice as is reasonably practicable and legally permissible under the circumstances.

(d)    Parties reserves all rights to their Confidential Information not expressly granted herein.

(e)    Confidential Information shall not include information which (i) was in the public domain before disclosure to Parties; (ii) was lawfully in Parties’ possession before Account Holder produced it pursuant to this Agreement; (iii) becomes part of the public domain by publication or otherwise through no unauthorized act or omission on the part of Parties; or (iv) is independently developed by an employee(s) or other agent(s) of Parties with no access to the Confidential Information. For the avoidance of doubt, Parties acknowledge that this Agreement is not Confidential Information, and this Agreement may be disclosed by either party to investors or the public.

(f)    All documents containing Confidential Information furnished by or on behalf of any party to this Agreement that are required to be maintained in confidence as provided in this Agreement shall remain the property of the furnishing party, and all such documents and copies thereof shall be returned to the furnishing party upon request. In the event that this Agreement is terminated, Parties shall promptly return or destroy, at their option, to the extent permitted by law or regulation, all documents containing Confidential Information; provided that (i) each party’s legal department and/or outside counsel may keep one copy of the Confidential Information (in electronic or paper form) in order to comply with Applicable Law, regulation, professional standard or reasonable business practice and (ii) Parties and their Permitted Representatives may retain Confidential Information to the extent it is “backed-up” on their electronic information management and communication systems or services, is not available to an end user and cannot be expunged without considerable effort; provided further that Parties agree to keep any Confidential Information so retained strictly confidential in accordance with the terms of this Agreement.

(g)    The obligations of confidentiality and nonuse related to the Confidential Information received under this Agreement shall be binding and, in the event that this Agreement is terminated, continue in force.

(h)    Parties shall not contact or communicate with any Beneficiary concerning the services provided under this Agreement without the prior written consent of each other party to this Agreement.

17.	Intellectual Property.

(a)    As between the parties hereto, Xapo shall retain all right, title, and interest (including all copyright, trademark, patent, trade secrets, and all other intellectual property rights) in Xapo’s Services and all content provided by Xapo on Xapo’s Services, including its trademarks, service marks, designs, logos, URLs, and trade names that are displayed on Xapo’s Services (collectively, the “Xapo Materials”).

(b)    Xapo hereby grants to Account Holder a non-exclusive, non-transferable, worldwide, royalty-free license during the term of this Agreement to use the Xapo Materials solely as reasonably necessary to access and use Xapo’s Services as contemplated by this Agreement.

18.	Non-Exclusivity.

For the avoidance of doubt, Account Holder may use bitcoin custody services or similar services provided by entities other than Xapo at any time without prior notification to Xapo.

19.	Taxation.

Account Holder shall be liable for all Taxes (such term having the meaning given in Section 1(s) of this Agreement) with respect to any Bitcoins held on behalf of Account Holder or any transaction related thereto. Trust as primary obligor (and Sponsor, as secondary obligor) shall indemnify Xapo for Damages relating to any Tax, other than any Tax arising out of Xapo’s negligence or willful misconduct, that Xapo or any other withholding agent is required to deduct or withholder or remit under Applicable Law (whether by assessment or otherwise). Xapo shall, or shall instruct the applicable withholding agent to, withhold and remit to the appropriate Governmental Authority the amount of any Tax which is required to be withheld under Applicable Law in respect of any proceeds or income from the sale or transfer of any Bitcoin.

20.	Excuse of Performance.

Notwithstanding anything to the contrary in this Agreement, Xapo shall not be responsible or liable to Account Holder for failure or inability to perform under this Agreement or for any loss of Custodial Coins to the extent Xapo did not cause or contribute to such loss and such failure, inability or loss is attributable to

(i)    circumstances beyond Xapo’s reasonable control when exercising best efforts, including acts of God, terrorist activities, war, rebellion, or military or usurped power or confiscation (for the avoidance of doubt, a cybersecurity attack, hack or other intrusion or by a third party or by someone associated with Xapo is not a circumstance that is beyond Xapo’s reasonable control when exercising best efforts);

(ii)    activities Xapo has a good faith belief are reasonably necessary to comply with requirements under Applicable Law, including requirements under any applicable anti-money laundering laws and regulations, except with respect to activities that are not caused or contributed to by Account Holder’s actions or status;

(iii)    the negligence of Account Holder or any Authorized Persons;

(iv)    any material breach of this Agreement by Account Holder or any Authorized Persons;

(v)    Account Holder’s or any Authorized Person’s failure to protect the confidentiality or security of the Account login credentials or private keys associated with Custodial Coins; or

(vi)    an unauthorized party’s access to any computer or device used by Authorized Persons to access the Account.

21.	Limitations of Liability.

(a)    Neither party shall be liable to the other party (whether under contract, tort (including negligence) or otherwise) for any indirect, incidental, special or consequential losses suffered or incurred by the other party (whether or not any such losses were foreseeable or within the contemplation of the parties).

(b)    Neither party’s total aggregate liability arising out of or relating to this Agreement will exceed the greater of (1) the fair market value of the amount of Custodial Coins at the time in which the events giving rise to the liability occurred and (2) the fair market value of the amount of Custodial Coins at the time that Xapo notifies Account Holder in writing or Account Holder otherwise has actual knowledge of the events giving rise to the liability.

22.	Miscellaneous.

(a)    Headings. The headings in this Agreement are for reference only and shall not affect the construction or interpretation of any of the provisions herein.

(b)    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(c)    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Account Holder, to:

Grayscale Investments, LLC

636 Avenue of the Americas, Sixth Floor

New York, NY 10011

Attention: Simcha Wurtzel

Facsimile No.: (917) 677-8691

E-mail: Simi@dcg.co

to the extent notice must be given to Trust and Sponsor separately,

if to Trust, to:

Bitcoin Investment Trust

636 Avenue of the Americas, Sixth Floor

New York, NY 10011

Attention: CEO of Grayscale Investments, LLC

Facsimile No.: (917) 677-8691

E-mail: Barry@dcg.co

if to Sponsor, to:

Grayscale Investments, LLC

636 Avenue of the Americas, Sixth Floor

New York, NY 10011

Attention: CEO

Facsimile No.: (917) 677-8691

E-mail: Barry@dcg.co

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John Crowley

Facsimile No.: (212) 701-5550

E-mail: john.crowley@davispolk.com

if to Xapo, to:

Xapo Inc.

364 University Ave.

Palo Alto, CA 94301

Attention: Ted Rogers

E-mail: ted@xapo.com

c/o Diego Valenzuela

364 University Ave.

Palo Alto, CA 94301

E-mail: diego.valenzuela@xapo.com

with a copy to:

Perkins Coie LLP

1201 Third Avenue, Suite 4900

Seattle, WA 98101-3099

Attention: J. Dax Hansen

Facsimile No.: (206) 359-7324

E-mail: DHansen@perkinscoie.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each of the foregoing addresses shall be effective unless and until notice of a new address is given by the applicable party to the other parties in writing. Notice will not be deemed to be given unless it has been received.

(d)    Relationship of the Parties. Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Account Holder and Xapo to be treated as partners, joint ventures, or otherwise as joint associates for profit.

(e)    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

(f)    Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 22(c) shall be deemed effective service of process on such party.

(g)    Claims. It is the intention of the parties that no Beneficiary or party other than parties to this Agreement shall have or assert any rights, claims or remedies against any party in respect of any action, omission, failure or neglect in the performance of any responsibilities referred to in this Agreement. For the avoidance of doubt, the parties acknowledge and agree that the foregoing sentence does not affect the right of any Indemnified Party pursuant to Section 12 of this Agreement to recover from Xapo (for the benefit of any Beneficiary) the losses, claims, damages, liabilities or expenses specified in Section 12. Xapo shall advise Account Holder as soon as reasonably practicable in the event any such claim shall be asserted by a Beneficiary or other third party against Xapo.

(h)    Amendments and Waivers.

(i)    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(ii)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(i)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns but the parties agree that no party can assign its rights and obligations under this Agreement without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

(j)    Entire Agreement; Terms and Policies.

(i)    This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter of this Agreement.

(ii)    The Terms and Policies shall not apply to Sponsor and/or the Trust notwithstanding any signature, electronic or otherwise, or other assent, whether explicit or implicit, by the Sponsor and/or the Trust, to such Terms and Policies. To incorporate any provisions of the Terms and Policies into this Agreement, this Agreement must be amended consistent with Section 22(h).

(k)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the services contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the services contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(l)    No Advice. Each of the Sponsor and the Trust acknowledges that Xapo is not providing any legal, tax, or investment advice in providing the services under this Agreement.

(m)    No Third Party Beneficiaries. A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

Each of the undersigned has caused this Agreement to be executed by its duly authorized officer.

Bitcoin Investment Trust
By: Grayscale Investments, LLC

/s/ Barry Silbert
By: Barry Silbert
Title: CEO, Grayscale Investments, LLC
Address: 636 Avenue of the Americas, 6th Floor
New York, NY 10011

Grayscale Investments, LLC

/s/ Barry Silbert
By: Barry Silbert
Title: CEO
Address: 636 Avenue of the Americas, 6th Floor
New York, NY 10011

Xapo, Inc.

/s/ George M. Rogers, III
By: George M. Rogers, III (Ted)
Title: President
Address: 364 University Avenue
Palo Alto, CA 94301